Exhibit 10.1- Subscription Agreement dated November 26, 2010

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of November 26, 2010, by and among Medlink International, Inc., a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and each Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers (the “Offering”), as provided herein, and such Subscribers shall purchase (i) up to an aggregate $1,250,000 (the “Principal Amount”) of a 10% Senior Secured Convertible Debenture (the “Note” or “Notes”) of the Company, a form of which is annexed hereto as Exhibit A, and (ii) (A) Series A.1 Common Stock Purchase Warrants (the “Series A1 Warrants”) in the form attached hereto as Exhibit B-1 and (B) Series A.2 Common Stock Purchase Warrants (the “Series A2 Warrants” and together with the Series A1 Warrants, the “Warrants”) in the form attached hereto as Exhibit B-2;

WHEREAS, the Notes shall be offered with an original issue discount of 10% for an aggregate purchase price of up to $1,125,000 (the “Purchase Price”) and shall mature on the date that is eighteen (18) months following the Closing Date (as defined herein) (the “Maturity Date”).  Additionally, such Notes shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), at any time commencing on August 24, 2011 and prior to the Maturity Date at an initial price per share equal to $0.83 (the “Conversion Price”).  The Warrants shall entitle the Subscribers to purchase that number of shares of the Company’s Common Stock that equal in the aggregate 100% of the number of shares that would be issuable upon full conversion of the such Subscriber’s Notes at the Conversion Price (the “Warrant Shares”).  The Notes, Conversion Shares, Warrants, Warrant Shares and Issuer Securities (as defined herein) are collectively referred to herein as the “Securities”); and

WHEREAS, the aggregate proceeds of the Offering (the “Escrowed Funds”) shall be held in escrow (the “Escrow Account”) pursuant to the terms of a Funds Escrow Agreement to be executed by the parties hereto  substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers, intending to be legally bound, hereby agree as follows:

1. Closing Date; Conditions to Closing.

(a)           The initial closing date (the “First Closing Date”) shall be on or before November 26, 2010.  The Offering shall expire on November 30, 2010 (the “Closing Date”), unless extended for an additional thirty (30) days at the option of the Company. The consummation of the transactions contemplated hereby on the First Closing Date (the “First Closing”) and on subsequent closing dates (each, a “Closing”), respectively, shall take place at the offices of Anslow & Jaclin LLP, 195 Route 9 South, Suite 204, Manalapan, NJ, 07726, upon the satisfaction or waiver of all conditions to Closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase, and the Company shall sell to each Subscriber, the Notes in the Principal Amount of up to $1,250,000, and issue to each Subscriber Series A1 Warrants and Series A2 Warrants as described in Section 2 of this Agreement.

(b) Conditions to all Parties’ Obligations at the First Closing.  The obligations of the Company and the Subscribers are subject to the satisfaction or waiver at or before the First Closing of each of the conditions set forth below:

(i)      No order by any Governmental Authority shall be in effect or threatened that enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or the other Transaction Documents; and

(ii)           No legal proceedings shall have been instituted or threatened, or claim or demand made against any party hereto seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(c)           Conditions to Subscribers’ Obligations at the First Closing.  The obligation of the Subscribers to purchase the Securities at the First Closing is subject to the satisfaction or waiver at or before the First Closing of each of the conditions set forth below:

(i) delivery of all executed Transaction Documents (as defined herein);

(ii) delivery of all applicable completed and executed Schedules and Exhibits to this Agreement;

(iii) delivery of a corporate resolution approving the Company’s entry into each of the Transaction Documents and authorizing the Offering and the other actions contemplated by the Transaction Document, including, without limitation, the granting of a security interest in the Collateral;

(iv) delivery of an officer’s certificate signed by an officer of the Company certifying that (A) the representations and warranties made by the Company in this Agreement and the other Transaction Documents are true, complete and accurate in all respects on and as of the First Closing Date, with the same force and effect as though such representations and warranties had been given on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier or other date and (B) the Company has performed or complied with, in all respects, all obligations and agreements to be performed or complied with by the Company on or prior to the First Closing Date pursuant to this Agreement and the other Transaction Documents (the “Officer’s Certificate”);

(v) delivery of good standing certificates (collectively, the “Good Standing Certificates”) from the State of the Company’s incorporation and from each State that the Company is or should be qualified to do business, each dated within three (3) business days of the First Closing;

(vi) delivery of all Uniform Commercial Code (“UCC”) financing statements prepared in conformity with the UCC as adopted by the State of New York as are determined by Cape One Financial Master Fund Ltd. (the “Lead Subscriber”), on behalf of itself and the other Subscribers, in its sole and absolute discretion, that are desirable by the Lead Subscriber to secure and perfect the Subscribers’ security interests in the Collateral (as defined in the Security Agreement);

(vii) delivery of the results from Lien (as defined herein), federal and state tax, judgment and pending litigation searches from each state and county in which the Company has or had an address or property that are satisfactory to the Lead Subscriber in its sole and absolute discretion;

(viii) delivery of the executed Lockup Agreements (as defined herein);

(ix) delivery of evidence, in writing, acceptable to the Lead Subscriber in its reasonable discretion, that the Company’s current offering of Class A Common Stock and Warrants generated gross proceeds of at least $1,000,000. The Lead Subscriber, and each Subscriber thereafter, shall reserve the right, but not have the obligation, to waive this requirement at their sole discretion if the Company has generated gross proceeds of less than $1,000,000, but to their satisfaction;

(x) the satisfactory completion by the Lead Subscriber of the due diligence results on the Company and its Affiliates.  For purposes herein, “Affiliate,” with respect to any Person, shall mean another Person that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that Person, (ii) has ten percent (10%) or more common ownership with that Person, (iii) controls that Person or (iv) shares common control with that Person.  “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. “Control” or “Controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person; and

(xi) Since the date of the most recent balance sheet delivered to the Subscribers and disclosed in the footnotes to the financial statements, there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect (as defined herein) on the Company.

(d)           Conditions to the Company’s Obligations at each of the First Closing and Subsequent Closings.

(i) with respect to the First Closing only, delivery of all executed Transaction Documents;

(ii) delivery of all applicable completed and executed Schedules and Exhibits to this Agreement;

(iii) with respect to the First Closing, release from the Escrow Account of the Purchase Price in an aggregate amount of at least $300,000; and

(iv) with respect to Subsequent Closings (as defined herein), release from the Escrow Account of the applicable Purchase Price.

(e)           Conditions to Subscribers’ Obligations at Subsequent Closings.  The obligation of the Subscribers to purchase the Securities is subject to the satisfaction or waiver at or before any subsequent closing (a “Subsequent Closing”) of each of the conditions set forth below:

(i) delivery of all applicable completed and executed Schedules and Exhibits to this Agreement; and

(ii) delivery of an Officer’s Certificate as of the date of such Subsequent Closing.

2.      Notes; Warrants; Issuer Securities.

(a) Notes.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement and the other Transaction Documents, (i) on the First Closing Date, each Subscriber shall purchase, and the Company shall sell, to each such Subscriber, a Note in the Principal Amount set forth opposite such Subscriber’s name on the signature page hereto and (ii) on any date of a Subsequent Closing (each, a “Subsequent Closing Date”), each Subscriber shall purchase, and the Company shall sell, to each such Subscriber, a Note in the Principal Amount set forth in the addendum to the Subscription Agreement in the form attached hereto as Exhibit D (the “Addendum”).

(b) Warrants.  On the Closing Date, the Company shall issue and deliver a Series A1 Warrant and Series A2 Warrant to each Subscriber.  The two Warrants together entitle each Subscriber to purchase that number of shares of the Company’s Common Stock that equals in the aggregate 100% of the number of shares that would be issuable upon full conversion of such Subscriber’s Note at the initial Conversion Price on the applicable Closing Date.  The Series A1 Warrant shall be exercisable for 50% of such number of shares and have an exercise price of $1.50 per share (“Series A “1” Exercise Price”).  The Series A2 Warrant shall be exercisable for the remaining 50% of such number of shares and have an exercise price of $2.00 per share (“Series A “2” Exercise Price”).

(c)           Issuer Securities.  As partial consideration for the purchase of the Notes hereunder, the Company shall issue to the Subscribers one and one-half (1.5) shares of Common Stock of the Company (the “Issuer Securities”) for each $10 of principal amount of such Subscriber’s Note.

(d)           Allocation of Purchase Price.   The Purchase Price shall be allocated among the components of the Securities so that each component of the Securities shall be fully paid and nonassessable.

3.      Security Interest.   The Subscribers shall be granted a first priority security interest in all of the assets of the Company, whether tangible or intangible, whether now or in the future existing (including, without limitation, intellectual property, real property and personal property), and the proceeds thereof, as set forth in the Security Agreement of even date with the Note, a form of which is annexed hereto as Exhibit E (the “Security Agreement”).  The Company shall execute such other agreements, documents and financing statements that the Lead Subscriber deems to be necessary, advisable or appropriate in its sole and absolute discretion, which shall be filed at the Company’s sole expense in the jurisdictions, states and counties designated by the Lead Subscriber in its sole and absolute discretion.  The Company hereby covenants and agrees that subsequent to the First Closing or at any other time, the Company shall also execute all such documents requested by the Lead Subscriber to memorialize and further protect and perfect the security interest described herein, which shall be prepared and filed at the Company’s sole expense in the jurisdictions, states and filing offices designated by the Lead Subscriber in its sole and absolute discretion.

4.      Subscriber Representations and Warranties.  Each Subscriber, severally but not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)           Organization and Standing of Subscriber.   If Subscriber is a Person other than an individual, such Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authorization and Power.  If Subscriber is an individual, such Subscriber has the legal capacity to enter into this Agreement and is duly and legally qualified to purchase and own the Securities.  If Subscriber is a Person other than an individual, such Subscriber has the requisite power and authority to enter into this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners or members, as the case may be, is required.  This Agreement and the other Transaction Documents, when executed delivered by such Subscriber, and after the receipt of the Company’s executed signature pages, shall constitute a valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c)           No Conflicts; No Consents.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto or thereto do not, and shall not, (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents, as applicable, or (ii) conflict with, or result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber (except for such conflicts and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that the representations, warranties and agreements of the Company herein, upon which such Subscriber relies, are true, complete and correct in all respects.

(d)           Information on Company.  Such Subscriber has had access to the EDGAR Website of the Commission and to the Company's filings made with the Commission available on the EDGAR Website five (5) days preceding the applicable Closing Date (hereinafter referred to collectively as the “Reports”). Such Subscriber does not have any knowledge of any information not included in the Reports, other than written materials delivered to Subscriber by the Company regarding the Company’s operations, financial condition and business and such other written information requested and received by such Subscriber that is expressly identified in writing as “OTHER WRITTEN INFORMATION” (such other information is collectively referred to herein as the “Other Written Information”).  Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(e)           Information on Subscriber.   Subscriber is, and shall be at the time of the conversion of the Notes and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investment and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information delivered by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which represents a speculative investment.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(f)      Purchase of Notes, Warrants and Issuer Securities.  On each Closing Date, such Subscriber shall purchase the applicable Note, Warrants and Issuer Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Subscriber understands that such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities, unless (i) pursuant to an effective registration statement under the 1933 Act, (ii) an exemption from registration is available, (iii) the transfer (which will be without restriction and without the need for an opinion of counsel) of the Securities is to an Affiliate of such Subscriber; provided that each such Affiliate is an “accredited investor” as defined under Regulation D, and that such Affiliate agrees to be bound by the terms and conditions of this Agreement, (iv) the Company gives prior written consent, which shall not be unreasonably withheld or delayed or (v) Subscriber is entering into hedging transactions in the course of hedging a position that such Subscriber assumes or into short positions or other derivative transactions relating to the Securities or interest in the Securities, and delivers the Securities or the interests in the Securities to close out such Subscriber’s short or other positions or otherwise settle other transactions, or loans or pledges the Securities or interests in the Securities to third parties who in turn may dispose of these Securities.

(h)           Issuer Securities, Conversion Shares and Warrant Shares Legend.  All Issuer Securities, Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND WHICH SHALL BE REASONABLY ACCEPTABLE TO ISSUER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)      Notes and Warrants Legend.  Each Note and Warrant shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND WHICH SHALL BE REASONABLY ACCEPTABLE TO ISSUER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)      Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company or its authorized officer.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting.

(k)           No Governmental Review.   Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of an investment in the Securities, nor have such authorities passed upon or endorsed the merits of the Offering.

(l)      Survival.  The foregoing representations and warranties shall survive the First Closing Date for a period of one (1) year thereafter.

5.      Company Representations and Warranties.  Except as set forth in the disclosure schedules attached hereto (the “Schedules”), the Company represents and warrants to, and agrees with each Subscriber that, as of the First Closing Date and each Subsequent Closing Date,:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by the Company makes such qualification necessary.  For purposes of this Agreement, “Subsidiary” means, with respect to any Person at any date, any direct or indirect Person of which more than 10% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business, is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person or is under the control of the Company. As of the First Closing Date, all of the Company’s Subsidiaries and the Company’s respective ownership interest therein are set forth on Schedule 5(a) hereto.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any: (i) preemptive or other rights of any Person to acquire securities of the Company or (ii) applicable provisions of the Employment Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder (collectively, “ERISA”) or (iii) applicable federal or state securities laws, and the rules and regulations promulgated thereunder.

(c)           Authority; Enforceability.  Each of the Agreement, the Notes, Conversion Shares, Warrants, Warrant Shares, Security Agreement, Escrow Agreement and any other agreements, delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) and the consummation of the transaction contemplated in each such Transaction Document, has been duly authorized, executed and delivered by the Company and/or Subsidiary(ies), as the case may be, and are valid and binding agreements of the Company and/or Subsidiary(ies), as the case may be, enforceable in accordance with their terms.  The Company and Subsidiaries, as the case may be, have full power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)           Capitalization and Additional Issuances.  The authorized and outstanding capital stock of the Company and each of its Subsidiaries on a fully diluted basis, and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company or its Subsidiaries, as of the date of this Agreement and the First Closing Date, are set forth on Schedule 5(d) hereof, which such Schedule shall be amended to make the same representation and warranty on each Subsequent Closing Date.  Except as set forth on such Schedule 5(d), there are no options, warrants, convertible securities, subscriptions or rights to subscribe to, securities, rights, calls, understandings or obligations, relating to any shares of capital stock or other equity interest of the Company or any of its Subsidiaries.  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or other securities, and no shares of Common Stock are held in the Company’s treasury.

 (e)           Consents.  No consent, approval, authorization or order of any court, governmental authority, agency or body or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates (each, a “Governmental Authority”), the Subsidiaries or any of their respective Affiliates, the Over-the-Counter Bulletin Board (the “Bulletin Board”) or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and the complete compliance and performance by the Company and the Subsidiaries of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s board of directors. Except for the requirement to file the Transaction Documents with the Commission, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company, the Subsidiaries or any of their respective Affiliates in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings shall, in the case of qualifications, be effective on each Closing and shall, in the case of filings, be made within the time prescribed by applicable law.

(f)      No Violation or Conflict.  None of the execution and delivery of the Transaction Documents and all other agreements entered into by the Company relating thereto by the Company, issuance and sale of the Securities, or the performance by the Company of its obligations herein or therein, shall:

(i)      violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its Subsidiaries of any Governmental Authority, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any of its Affiliates is a party; or

(ii)           result in the creation or imposition of any Lien upon the Securities or any of the assets of the Company or any of its Affiliates; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

      (iv)                 result in the triggering of any demand, piggy-back or other registration rights of any Person (as defined herein) holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  Upon issuance, each of the Securities:

(i)      are, or shall be, free and clear of any Liens;

(ii)           have been, or shall be duly and validly authorized, and on the respective dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares shall be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, shall be free trading, unrestricted and unlegended, subject only to Rule 144;

(iii)           shall not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)           shall not subject the holders thereof to personal liability by reason of being a holder; and

(v)           shall not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or threatened action, suit, proceeding or investigation before any Governmental Authority that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  To the Company’s knowledge after reasonable due diligence, there is no pending basis for or threatened action, suit, proceeding or investigation before a Governmental Authority.

(i)      No Market Manipulation.  None of the Company or, to the Company’s knowledge after reasonable due diligence, any of its Affiliates has taken, or shall take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Company’s Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)      Information Concerning Company.  The Reports and Other Written Information contain all information relating to the Company and its operations, financial condition and business as of their respective dates, which information is required to be disclosed therein. Since September 30, 2010, and except as disclosed or modified in the Reports, Other Written Information or in the Schedules, there has been no Material Adverse Effect relating to the Company’s business, financial condition, business or affairs. The Reports and Other Written Information, including the financial statements included therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.  For purposes of this Agreement, a “Material Adverse Effect” shall mean (i) a material adverse effect on the financial condition, results of operations, prospects, assets (including, without limitation, the Collateral), business or condition (financial or otherwise) of the Company and its Subsidiaries, either individually or  taken as a whole, (ii) a material and adverse effect on the legality, validity or enforceability of any Transaction Document and any other documents executed or delivered with this Agreement or in connection herewith,  (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document and (iv) the effect or consequence of any event or circumstance which is or is reasonably likely to be adverse to the ability of the borrower(s) or any person to perform or comply with any of their respective obligations under the terms of any debt in accordance with their respective terms.

(k)           Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.  In addition, the Company is (i) not in default under or in violation of any other agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, (ii) not in default with respect to any order of any Governmental Authority, or subject or party to, any order of any Governmental Authority arising out, among other things, any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters and (iii) not in violation of any statute, rule or regulation of any Governmental Authority.

(l)      No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company, nor solicited any offers to buy any security of the Company, under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering shall impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations under this Agreement and the other Transaction Documents.  Neither the Company nor any of its Affiliates shall take any action, nor suffer any inaction, or conduct any offering other than the transactions contemplated hereby that may be integrated with the offering or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder and under the other Transaction Documents.

(m)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(n)           No Undisclosed Liabilities.  None of the Company nor any of its Subsidiaries has any liabilities or obligations, other than those incurred in the ordinary course of the Company’s business since September 30, 2010 or as set forth in the Reports.

(o)           No Undisclosed Events or Circumstances.  Since September 30, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or the Subsidiaries or their respective businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company that has not been so publicly announced or disclosed in the Reports.

(p)           Dilution.   The Company’s officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities shall have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or of rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and any accountants previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants, nor have there been any such disagreements during the two years prior to the First Closing Date.

(r)      Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)      Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the First Closing Date and any Subsequent Closing Date, the Company is not and shall not be considered a “shell company” as such is defined and employed in Rule 144 under the 1933 Act.

(t)      Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol “MLKNA”.  The Company has not received any oral or written notice that its Common Stock is not eligible or shall become ineligible for quotation on the Bulletin Board or that its Common Stock does not meet all eligibility requirements for the continuation of such quotation, nor is there any basis for any of the foregoing.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(u)           Transfer Agent Status.  The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth in Schedule 5(u) hereto.

(v)           Company Predecessor and Subsidiaries.  The Company makes the same representations and warranties for its Subsidiaries as it does for itself this Section 5.  All representations and warranties made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 hereof shall relate, apply and refer to the Company and its Subsidiaries and their respective predecessors and successors.

(w)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct and as of the date hereof, unless the Company otherwise notifies the Subscribers prior to the applicable Closing Date, shall be true and correct in all material respects as of such Closing Date; provided that if such representation or warranty makes reference to a different date, such representation or warranty shall be true as of such date.

(x)           Survival.  The foregoing representations and warranties shall survive the First Closing Date and for a period of one (1) years thereafter.

6.      Regulation D Offering.  The offer and issuance of the Securities to the Subscribers hereunder is being made pursuant to the exemption from the registration requirements of the 1933 Act that is afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company shall provide, at the Company’s sole expense, such legal opinions, if any, as are necessary in each Subscriber’s sole and absolute discretion for the issuance and resale of the Notes, Warrants, Conversion Shares and Warrant Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.      Conversion of the Notes

7.1.                 Conversion.

(a)           Upon the conversion of a Note or any part thereof, the Company shall, at its own sole cost and expense, take all action, including obtaining and delivering an opinion of counsel, to assure that the Company's transfer agent shall issue the appropriate stock certificates, in the name of Subscriber (or its permitted assignee) or such other Persons as designated by Subscriber and in such denominations to be specified at the time of conversion, representing the number of shares of Common Stock issuable upon such conversion.  The Company represents and warrants that no instructions other than these instructions have been or shall be given to the transfer agent for the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h) hereof.  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission and is effective, and the prospectus, as supplemented or amended, contained therein is current and (ii) the Company or its agent confirms in writing to the transfer agent that the Company has complied with the prospectus delivery requirements, the Company shall reissue the Conversion Shares without restrictive legend and such Conversion Shares shall be free-trading and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company shall promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, if such sale is eligible and intended to be made in conformity with Rule 144(i)(2) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act, provided that Subscriber delivers all reasonably requested representations in support of such opinion.

(b)           Each Subscriber shall give notice of its decision to exercise its right to convert its Note, interest, or part thereof by faxing or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed facsimile transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber shall not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof by 5 PM Eastern Time (“ET”) (or if received by the Company after 5 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company shall itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within four (4) business days after the Conversion Date (such fourth day being the ”Delivery Date”).  In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer, provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted shall be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof could result in economic loss to the Subscriber.  As compensation to Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $25 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered provided that the Subscriber has provided all the information reasonably necessary (as reasonably determined by the Company’s transfer agent and the opinion issuing counsel) to receive timely delivery of such Conversion Shares.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date, Subscriber shall be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.                 Mandatory Redemption at Subscriber’s Election.  In the event of a Change in Control (as defined below), then at the Subscriber’s election in its sole and absolute discretion, the Company shall pay to the Subscriber within ten (10) business days after request by Subscriber (“Change in Control Calculation Period”), a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by Subscriber and the accrued but unpaid interest thereon, and any other amounts due under the Transaction Documents, by 112% (the “Change in Control Mandatory Redemption Payment”). The Change in Control Mandatory Redemption Payment must be received by Subscriber not later than ten (10) business days after request (“Change in Control Mandatory Redemption Payment Date”). Upon receipt of the Change in Control Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts shall be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Change in Control Mandatory Redemption Payment at any time after the Change in Control Mandatory Redemption Payment Date by written notice to the Company until such payment is actually received.  For purposes of this Section 7.2, “Change in Control” shall mean (i) the merger, acquisition, reorganization, restructuring or consolidation with another Person where the Company is not the surviving entity, (ii) the Company becoming a Subsidiary of another Person (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (iii) the sale, lease or transfer of substantially all of the assets of the Company or its Subsidiaries or (iv) a majority of the members of the Company’s board of directors as of the applicable Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of the Subscribers had been obtained by the Company.  The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

7.3.                 Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note, nor may the Company make any payment (including principal, interest, or liquidated or other damages) by delivery of Conversion Shares in connection with that number of Conversion Shares (provided the Subscriber informs the Company of the total number of shares of common stock of the Company it is deemed to be the beneficial owner of), which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date and (iii) the number of Warrant Shares held as of such determination date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber shall have the authority to determine in its sole and absolute discretion whether the restriction contained in this Section 7.3 shall limit any conversion of a Note and the extent to which such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days’ prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

7.4.                 Upon the occurrence of an Event of Default (as defined in the Notes), the Conversion Price shall be adjusted to the lower of (i) 50% of the previous five (5) day volume weighted average price of the Company’s Common Stock (as determined by Bloomberg L.P.) immediately following the date of the Event of Default and (ii) the then applicable Conversion Price, and the Subscriber will have the right to redeem the entire outstanding principle of the Debentures together with all accrued and unpaid interest.

7.5                 Adjustments.   The Conversion Price, Series A1 Exercise Price, Series A2 Exercise Price and amount of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes and the Warrants.

7.6.                 Redemption.  The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.      Fees.  The Company shall pay to Anslow & Jaclin, LLP a fee of $10,000 (the “Subscriber’s Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale in the Offering.  The Subscriber’s Legal Fees shall be payable out of funds held pursuant to the Escrow Agreement and paid in its entirety on the First Closing Date.

9.      Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n) hereof, the Company shall advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any Governmental Authority or other regulatory authority, of any stop order or any order preventing or suspending any offering or trading of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for an offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  Neither the Company nor its Affiliates shall issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, but only if at least two business days’ prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system, upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company shall maintain the quotation or listing of its Common Stock on the NYSE Alternext, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws and rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n) hereof, the Company shall immediately provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting, or loss of eligibility for quotation , as applicable, of the Common Stock from any Principal Market.  As of the date of this Agreement and the First Closing Date, the Bulletin Board is and shall be the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Securities to the Subscribers, and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) two (2) years after the last Subsequent Closing Date, (ii) the date when all of the Conversion Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i) or (iii) the date when the Notes and Warrants are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company shall (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company shall use its best efforts to not take any direct or indirect action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company shall continue the listing or quotation of the Common Stock on a Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws and rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing if specifically requested by Subscriber.

(e)           Use of Proceeds.   The proceeds of the Offering shall be substantially employed by the Company for working capital and the acquisition of MedAppz or any other acquisition that is previously approved in writing by the Subscribers. Without limiting the foregoing, the Purchase Price may not, and shall not, be used for accrued and unpaid officer and director salaries, nor payment of financing related debt, nor redemption of outstanding notes or equity instruments of the Company, nor non-trade payables outstanding on the Closing Date.

(f)      Reservation.  Prior to the Closing, the Company shall undertake to reserve on behalf of the Subscribers from its authorized but unissued Common Stock (i) not less than that number of shares of Common Stock equal to 125% of the amount of Conversion Shares issuable upon full conversion of all of the Notes and (ii) 100% of the Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default.  Without waiving the foregoing requirement, if at any time that Notes and Warrants are outstanding and the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the currently applicable Conversion Price and 100% of the Warrant Shares issuable upon exercise of the outstanding Warrants (“Minimum Required Reservation”), the Company shall promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company shall take any and all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) calendar days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three (3) calendar days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           [Intentionally Omitted]

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)      Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company shall keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)      Books and Records.  From the date of this Agreement and until the End Date, the Company shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company and its Affiliates shall duly observe and conform in all respects to all requirements of Governmental Authorities relating to the conduct of its business or to its properties or assets.

(l)      Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and deemed by the Lead Subscriber in its sole and absolute discretion to be reasonably necessary to the conduct of the Company’s business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and its Subsidiaries.

(m)           Properties.  From the date of this Agreement and until the End Date, the Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company shall not abandon any of its assets, except for those assets that reasonably could be deemed to have negligible or marginal value or for which it is reasonably prudent to do so under the circumstances.

(n)           Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and any registration statement or statements regarding the Subscriber’s Securities or in correspondence with the Commission regarding same, it shall not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering not later than the fourth (4th) business day after the First Closing Date.  Prior to the First Closing Date, such Form 8-K shall be provided to Subscribers for their review and approval.  In the Form 8-K, the Company shall specifically disclose the nature of the Offering and amount of Common Stock outstanding immediately after the First Closing and assuming that the full amount of the Offering is sold, not including any Conversions.  Upon  delivery by the Company to the Subscribers after the First Closing Date and any Subsequent Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Conversion Shares, Warrants and Warrant Shares are held by Subscribers, unless the  Company legal counsel has determined in writing that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one (1) business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers shall be granted sufficient time to notify the Company that such Subscriber elects not to receive such information.   In the event that Subscriber elects not to receive such information, the Company shall not deliver such information to such Subscriber.  In the absence of receipt of any such material, non-public information, such Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to timely publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other Person acting on its behalf shall at any time provide a Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to Subscriber not already made public by the Company may be made public and disclosed by the Subscriber with respect to any such information that was provided to Subscriber by or on behalf of the Company or by or on behalf of an Affiliate of the Company.

(p)           Negative Covenants.   So long as a Note is outstanding, the Company shall not and shall not permit any of its Subsidiaries, without the consent of the Subscribers, to directly or indirectly:

(i)      create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired, except for:  (A)  the Excepted Issuances (as defined herein), (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; provided that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefore; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law and arising in the ordinary course of business; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (d), a “Permitted Lien”);

(ii)           amend its certificate of incorporation or bylaws so as to adversely affect any rights of the Subscribers;

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock or other equity securities other than to the extent permitted or required under the Transaction Documents

(iv)           engage in any  transactions with any officer, director, employee of the Company or any Affiliate or any of such Affiliate’s officers, directors or employees, including by way of any contract, agreement or other arrangement, providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any entity in which any such officer, director or employee has an interest or is an officer, director, trustee or partner, other than (i) for payment of salary or fees for services rendered pursuant to and on the terms of a (A) written contract in effect at least five (5) days prior to the First Closing Date  that is described in the Reports or (B) new employment agreement for which the compensation is less than $100,000 for each year of the term of the employment agreement, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company that is disclosed in the Reports or (iv) other transactions disclosed in the Reports; or

(v)           pay, prepay or redeem any financing related debt or past due obligations or securities outstanding as of the First Closing Date. The Company agrees to provide Subscribers notice not less than three (3) business days prior to becoming obligated to or effectuating a Permitted Lien or Excepted Issuance.

(q)           Offering Restrictions.   For so long as the Notes are outstanding, the Company shall not issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any equity with price reset rights (collectively, the “Variable Rate Restrictions”) without the prior written consent of a Majority in Interest of the Subscribers.   For purposes hereof, “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance; and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for the Company’s Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(r)      Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary, nor issue or amend any debt, equity or other instrument which would give the holder thereto, directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business.

(s)      Notices.  For so long as the Subscribers hold any Securities, the Company shall maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)      Transactions With Insiders.  So long as the Notes are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u)           Lockup Agreement.  Each officer, director and beneficial holder of more than 5% of the outstanding shares of Common Stock of the Company (as identified on Schedule 9(u) hereto) shall enter into a Lockup Agreement in the form annexed hereto as Exhibit F (each, a “Lockup Agreement”), which agreement shall irrevocably prohibit such Persons from transferring any securities held by such Person during the period commencing on the First Closing Date and ending on the date when the Company has satisfied all of its obligations and liabilities under the Note. The Company shall diligently enforce the provisions of the Lockup Agreements.

(v)           Notice of Event of Default.  The Company shall notify in writing the Subscribers of the occurrence of an Event of Default no later than ten (10) calendar days after an officer of director becomes aware of such Event of Default.  The Company shall create or maintain internal controls such that any Event of Default is promptly brought to the officers’ and directors’ attention.

(w)           Further Registration Statements.   Except for a registration statement filed on behalf of the Subscribers, the Company shall not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statements (including Forms S-8) or amend any already filed registration statement until the expiration of the “Exclusion Period,” which shall be defined as the period until all the Conversion Shares and Warrant Shares have been sold by the Subscribers pursuant to a registration statement or Rule 144(b)(1)(i) without regard to volume limitations, or the Note has been retired and all accrued interest and principal has been paid thereof.  The Exclusion Period shall be tolled or reinstated, as the case may be, during the pendency of an Event of Default.

10.           Delivery of Unlegended Shares.

(a)                 Within seven (7) business days (such seventh business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company, at its expense, (x) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”) and (y) cause the transmission of the certificates representing the Unlegended Share, together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date as instructed by Subscriber.

(b)                 DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Subscriber, for so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)                 Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 10 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $25 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 10 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty (30) day period and the denominator of which is the lowest Conversion Price or Series A1 Exercise Price or Series A2 Exercise Price, as the case may be, during such thirty (30) day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”); provided that the Subscriber has provided all the information reasonably necessary (as reasonably determined by such the Company’s transfer agent and the opinion issuing counsel) to receive timely delivery of such Unlegended Shares.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in this Section 10 and the Company is required to deliver such Unlegended Shares pursuant to this Section 10, the Company may refuse to deliver Unlegended Shares based on a claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law.

11.           Favored Nations Provision.  (a)  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements agreed by the Company in writing, (iii) the Company’s issuance of restricted Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, advisory board members, and consultants pursuant to plans approved by the Company’s board of directors, or (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any equity, equity linked, equity derivates or securities convertible into equity at a conversion price per share which shall be less than the Conversion Price in effect at such time or exercisable equity at an exercise price per share which shall be less than the Series A “1” Exercise Price in effect at such time (or modify any of the foregoing which may be outstanding) to any Person without the consent of the Subscribers, then the Conversion Price and the Series A “1” Exercise Price, respectively, shall automatically be reduced to such other lower price. The average Conversion Price of the Conversion Shares and average Series A “1” Exercise Price or Series A “2” Exercise Price, as applicable, in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Other than with respect to Excepted Issuances, Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue shall be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the issuance and adjustments described in this subsection (a), the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Exercise Price in effect upon such issuance. The rights of Subscribers set forth in this Section 11(a) are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants, any other Transaction Document and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b)           If at any time during the term of the Note the Company consummates a New Transaction (as defined below), then the Company shall offer to each Subscriber the option to exchange, on a dollar-for-dollar basis, such Subscriber’s Note issued pursuant to this Offering for the securities issued in the New Transaction in the amount of the outstanding Principal Amount of the Note plus any accrued and unpaid interest thereon at the time of the closing of the New Transaction.  Such Subscriber shall also be granted all rights, privileges and benefits (including pricing terms) under the New Transaction. For the purposes of the Transaction Documents, a “New Transaction” shall mean any private equity, equity-linked financing or any other financing transaction consummated directly or indirectly by the Company with parties other than the Subscribers involving issuance of Common Stock or other securities convertible into or exercisable for Common Stock; provided, however, that this Section 11(b) shall not apply to Excepted Issuances.

(c)           Maximum Exercise of Rights.   In the event the exercise of the rights described in Sections 11(a) or 11(b) hereof would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber shall be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth and calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

12.           Covenants of the Company Regarding Indemnification.

(a)                 The Company agrees to indemnify, hold harmless and defend each Subscriber and such Subscriber’s officers, directors, agents, Affiliates, members, managers, control persons and principal shareholders (collectively, the “Representatives”) against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature (or actions in respect thereof), joint or several, incurred by or imposed upon such Subscriber or any Representative which results, arises out of or is based upon (i) any material breach of any representation or warranty or misrepresentation by Company or by Company in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof or (ii) after any applicable notice and/or cure periods, if any, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto, and reimburse such Subscriber or Representative for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. However, if any such liability is a result of Subscriber or its Representatives fraud, gross negligence or willful misconduct, the Company shall have no liability hereunder.

(b)                 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled at its sole expense to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party.  If the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(c) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act, in any case in which either (i) a Subscriber or Representative makes a claim for indemnification pursuant to this Section 12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 12 provides for indemnification in such case or (ii) contribution under the 1933 Act may be required on the part of the Subscriber or in circumstances for which indemnification is not provided under this Section 12; then, and in each such case, the Company and the Subscriber shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Subscriber is responsible only for the portion for which Subscriber is irrefutably and completely at fault.

(d) Subscriber agrees to indemnify and hold harmless the Company and its  officers, directors, agents and counsel (“Indemnitees”), from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees) (“Loss”) which any of them may incur by reason of any material breach of the representations and warranties made by Subscriber herein.  . Subscribers shall severally, and not jointly, indemnify the Company.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the first business day following the date of mailing by reputable overnight air courier service addressed to such address or (c) three (3) business days after in the mail or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to:
Medlink International, Inc.
Attn: Ray Vuono, CEO
1 Roebling Court
Ronkonkama, NY 11779
Facsimile: (888) 228-3578

If to Holder:
To the address and facsimile number listed on the first paragraph of this Note.

With a copy to (which copy shall not constitute notice):
Anslow & Jaclin LLP
Attn: Joseph M. Lucosky, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Facsimile: (732) 577-1188

(b)           Entire Agreement; Assignment.  This Agreement, the other Transaction Transactions and the other documents delivered in connection herewith, represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both all parties hereto.  Neither the Company nor any Subscriber has relied on any representations not contained or referred to in this Agreement, the other Transaction Transactions and the other documents delivered in connection herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission, which shall be deemed an original.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement, the other Transaction Transactions and the other documents delivered in connection herewith, shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement, the other Transaction Transactions, and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f)      Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to any of the Transactions Documents, the Subscriber may elect to receive in its sole and absolute discretion the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies is different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “Trading Days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)      Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience, and such captions are not a part of this Agreement and shall not be deemed in any manner to interpret modify, explain, enlarge or restrict any of the provisions of this Agreement.

(j)      Severability.  In the event that any provision of this Agreement, the other Transaction Transactions or any other documents delivered in connection herewith is determined to be invalid, superseded, illegal or unenforceable under any applicable statute or rule of law by an authority having jurisdiction and venue, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(k)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(l)      Consent.  As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than a majority of the outstanding Principal Amount of Notes on the date consent is requested (such Subscribers being a “Majority in Interest”), unless a provision hereof or thereof expressly states that the Lead Subscriber’s consent or approval is required.  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares or Warrant Shares, whichever is lowest.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.

(o)           Equal Treatment.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The Conversion Price, Series A1 Exercise Price or Series A2 Exercise Price, as applicable, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

(q)           Expenses.  The Company shall bear all expenses for all parties hereto in connection with the transactions contemplated in this Agreement, the other Transaction Documents and any other agreement delivered in connection herewith or therewith, including, without limitation, legal, due diligence and documentation expenses.

(r)      Recitals.  The recitals of this Agreement are incorporated by reference hereby and are deemed a part of this Agreement.

 [Remainder of Page Intentionally Left Blank]

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

MEDLINK INTERNATIONAL, INC.
a Delaware corporation

By:_________________________________
Name:
Title:

Dated: November ___, 2010

SUBSCRIBER	PURCHASE PRICE	NOTE PRINCIPAL	WARRANTS
___________________________________ By:

[Signature Page to Subscription Agreement]

LIST OF EXHIBITS AND SCHEDULES

Schedule 5(a)	The Company’s Subsidiaries and the Company’s Respective Ownership Interest therein.

Schedule 5(d)
Authorized and Outstanding Capital Stock of the Company and each of its Subsidiaries on a Fully Diluted Basis and all Outstanding Rights to Acquire or Receive any Equity of the Company or its Subsidiaries.

Schedule 5(u)	Name, Address, Telephone Number, Fax Number, Contact Person and Email Address of the Company’s Transfer Agent.

Schedule 9(l)	All Intellectual Property Owned by the Company and its Subsidiaries.

Schedule 9(u)	Each Officer, Director and Beneficial Holder of more than 5% of the Outstanding Shares of Common Stock of the Company

Exhibit A                                Form of Note

               Exhibit B-1                            Form of Series A1 Warrant

Exhibit B-2                            Form of Series A2 Warrant

Exhibit C                                Escrow Agreement

Exhibit D                                Addendum

Exhibit E                                Form of Security Agreement

Exhibit F                                Form of Lockup Agreement